UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 29, 2019

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES

CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e) (Compensatory Arrangements of Certain Officers)

The following are compensation arrangements for the Company’s named executive officers identified in the 2018 Proxy Statement.  Further information regarding the structure of compensation programs and awards will be included in the Company’s 2019 Proxy Statement.

		2019 Cash		2019 Long-Term Incentive Award*
	2018 Annual Incentive Payout	Salary Rate	Annual Incentive Target	Performance Share Units	Restricted Stock Units
V. M. Rometty	$4,050,000	$1,600,000	$5,000,000	$8,645,000	$4,655,000
M. J. Schroeter	$1,074,400	$936,000	$1,264,000	$6,045,000	$3,255,000
J. E. Kelly III	$644,600	$868,000	$1,172,000	$3,900,000	$2,100,000
E. Clementi**	$733,600	$777,000	$1,048,000	N/A	N/A
J. J. Kavanaugh	$814,050	$830,000	$1,120,000	$3,770,000	$2,030,000

* The Long-Term Incentive Awards will be granted on June 7, 2019.  The actual number of units granted on this date will be based on the average of IBM’s closing stock price for the 30 active trading days prior to the grant date.  The performance share units will be paid out in February 2022. The restricted stock units will vest 25% per year on each anniversary of the date of grant. Additional information about equity grants is provided in the Company’s Proxy Statement.

** Mr. Clementi will retire on March 31, 2019.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 1, 2019

	By:	/s/ Christina M. Montgomery
Christina M. Montgomery
Vice President, Assistant General Counsel and Secretary